Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE WERE ORIGINALLY ISSUED ON JUNE 19, 2000 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAW. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE IS SUBJECT TO THE CONDITIONS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT, DATED AS OF JUNE 19, 2000, BETWEEN THE ISSUER (THE "COMPANY") AND THE PURCHASER NAMED THEREIN. THE COMPANY RESERVES THE RIGHT TO REFUSE ANY TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY.
              __________________________________________

                        e-automate Corporation
                       (a Delaware corporation)

                         Warrant Certificate
                  for the Purchase of Common Stock

Dated: June 19, 2000         Number of Series 2000-A Warrants: 100,000

       This certifies that, for value received, the sufficiency of which is hereby acknowledged, ASPEN CAPITAL RESOURCES, LLC or its assigns (the "Holder"), a Utah limited liability company with an address at 8989 South Schofield Circle, Sandy, Utah 84093, is the owner of the number of Series 2000-A Warrants (the "Warrants") set forth above, each of which represents the right to purchase one fully paid and nonassessable share of the common stock, $.001 par value, (the "Shares") of e-automate Corporation (the "Company"), a Delaware corporation with an address at 73 North 490 West, American Fork, Utah 84003, at the initial exercise price (the "Initial Exercise Price") of $5.00 per share, provided that if the fair market value of the Shares is less than $5.00 per Share at any time during the first six months for which the Shares are quoted on the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board the initial exercise price shall be $4.00 per share. The Initial Exercise Price and number of Shares (and the amount and kind of other securities) for which this Warrant is exercisable shall be subject to adjustment as provided herein.

       This Warrant Certificate relates to Warrants of the Company issued pursuant to a Securities Purchase Agreement, dated as of June 19, 2000 (as amended and modified from time to time, the "Purchase Agreement"), between the Company and the Holder, and the Warrants are those Warrants referred to in the Purchase Agreement. The Purchase Agreement contains terms governing the rights of the Holder of this Warrant Certificate, and all provisions of the Purchase Agreement are hereby incorporated herein in full by reference.

       1. Duration. Warrants may be exercised at any time and from time to time on or after the date which is 337 days after the date of the Securities Purchase Agreement (the "Exercise Commencement"), but not after the date which is four years after the Exercise Commencement (the "Exercise Deadline"). Notwithstanding the foregoing, all of the Warrants shall be immediately exercisable (i) upon the occurrence of an Event of Default as defined in the Certificate of Designation, or (ii) if there is a change in control of the Company.

       2. Exercise.

        A. All or any number of the Warrants may be exercised by surrendering the Warrant Certificate(s) representing the Warrants to be exercised to the Company, together with (i) an Election to Exercise (in the form attached hereto and incorporated herein by reference) completed and signed by the person exercising the Warrants, (ii) if the person exercising the Warrants is not the registered Holder, an Assignment (in the form attached hereto and incorporated herein by reference) evidencing assignment of the Warrants to the person exercising them, and (iii) payment in full of the aggregate Exercise Price of the Warrants to be exercised, either by (x) a check payable to the Company, (y) the surrender to the Company of securities of the Company having a value equal to the aggregate Exercise Price of the Warrants to be exercised (which value in the case of debt securities shall be the principal amount thereof and accrued and unpaid interest thereon and in the case of Shares shall be the Fair Market Value thereof), or (z) the delivery of a notice to the Company that the Company is authorized to reduce the number of Shares issuable upon exercise of the Warrants by the number of Shares having an aggregate Fair Market Value (as defined herein) equal to the aggregate Exercise Price of the Warrants to be exercised. "Fair Market Value" means the closing bid price of a share of Common Stock quoted on the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board on the trading day next preceding the Exercise Date (as defined herein). However, until a share of Common Stock is first quoted on the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board after the date of this Agreement, "Fair Market Value" means $3.00 per share. A Warrant shall be deemed exercised when all of the foregoing have been delivered to the Company (the "Exercise Date").

        B. Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Holder a new Warrant Certificate in respect of the Warrants not exercised. No fractional Shares will be issued upon the exercise of Warrants. As to any final fraction of a share which the Holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value. Within two (2) business days after the Exercise Date, the Company, without cost to the Holder, shall issue and shall deliver to the Holder of the exercised Warrants or the person specified by such Holder a certificate or certificates for the number of full Shares issuable upon exercise registered in the name of such Holder or such other person as shall have been specified by such Holder.

        C. The Shares issuable upon the exercise of Warrants shall be deemed to have been issued to the Holder on the Exercise Date, and the Holder shall be deemed for all purposes to have become the owner of such Shares on the Exercise Date.

        D. The Company covenants that all Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price therefor, be fully paid and nonassessable and the Company will pay all taxes, liens and charges and any other costs incurred by the Company in connection with the exercise of the Warrants and the issuance and delivery of Shares pursuant thereto.

        E. The Company shall not close its books against the transfer of Warrants or of any Shares issued or issuable upon the exercise of Warrants in any manner which interferes with the timely exercise of Warrants.

        F. The Company shall assist and cooperate with any reasonable request by the Holder which is required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of Warrants.

        G. The Company shall at all times reserve and keep available out of its authorized but unissued Shares solely for the purpose of issuance upon the exercise of Warrants, the maximum number of Shares issuable upon the exercise of all Warrants. All Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to ensure that all such Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Shares or other securities constituting Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company will use its best efforts to cause the Shares issuable upon exercise, immediately upon such exercise, to be listed on any domestic securities exchange upon which Shares are listed at the time of such exercise.

        H. The Company shall not, and shall not permit its subsidiaries to, directly or indirectly, by any action (including, without limitation, reincorporation in a jurisdiction other than Utah, amending its Certificate of Incorporation or through any issuance or sale of securities or any other voluntary action) avoid or seek to avoid the observance or performance of any of the terms of this Warrant Certificate or impair or diminish its value (except for any action which ratably affects all Shares), but shall at all times in good faith assist in the carrying out of all such terms of this Warrant Certificate. Without limiting the generality of the foregoing, the Company shall (a) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant Certificate and (b) not undertake any reverse stock split, combination, reorganization or other reclassification of its capital stock which would have the effect of making Warrants exercisable for less than one Share for each Holder.

       3. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant Certificate, the Initial Exercise Price shall be subject to adjustment from time to time as provided in this Section 3 (the "Exercise Price"), and the number of Shares issuable upon exercise of Warrants shall be subject to adjustment from time to time, each as provided in this Section 3.

        A. Adjustment of Exercise Price and Number of Shares upon Issuance of Shares. If and whenever, on or after the first date upon which a Warrant is granted by the Company to a Holder, the Company issues or sells (or in accordance with Section 3B is deemed to have issued or sold) (specifically excluding those shares of Common Stock issued and sold upon the exercise of options and warrants granted prior to the date of the Purchase Agreement and options granted after the date of the Purchase Agreement relating to shares of Common Stock heretofore allocated pursuant to the Company's employee stock option plan if issued and sold for a consideration per share greater than or equal to the Fair Market Value on the date of grant), other than (i) as described in Section 3C or (ii) pursuant to the Purchase Rights covered by Section 4, any Shares for a consideration per share less than the Fair Market Value per Share determined as of the earlier of (x) the announcement of such issuance or sale, or (y) the date of such issuance or sale, then immediately upon such issuance or sale the Exercise Price shall be reduced to equal the amount determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which will be the sum of (1) the number of Shares deemed outstanding (including Shares deemed outstanding pursuant to Section 3.B.(i)) immediately prior to such issuance or sale multiplied by the Fair Market Value per Share determined as of the date of such issuance or sale, plus (2) the consideration, if any, received by the Company upon such issuance or sale, and the denominator of which will be the product derived by multiplying such Fair Market Value per Share by the number of Shares deemed outstanding (including Shares deemed outstanding pursuant to Section 3.B.(i)) immediately after such issuance or sale. Upon each such adjustment of the Exercise Price hereunder, the number of Shares acquirable upon exercise of this Warrant shall be adjusted to equal the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

        B. Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 3A, the following shall be applicable:

        (i) Issuance of Rights or Options or Convertible Securities. If the Company in any manner grants any rights or options, whether or not immediately exercisable, to subscribe for or to purchase Shares or any stock or other securities convertible into or exchangeable for Shares (including without limitation convertible common stock) (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") or if the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible or exchangeable, and the price per share for which Shares are issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Fair Market Value per Share in effect on the earlier of (x) the announcement of such grant or issuance or sale and (y) the date of such grant or issuance or sale, then the total maximum number of Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options of upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the "price per share for which Shares are issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of Shares issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Shares or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Shares upon conversion or exchange of such Convertible Securities.

        (ii) Change in Option Price or Conversion Rate. If either the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Shares shall change at any time to an amount which is less than the Fair Market Value, then the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Shares issuable upon exercise of the Warrants shall be correspondingly readjusted.

        C. Subdivision or Combination of Shares. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, or otherwise) the outstanding Shares into a greater number of Shares, or pays a dividend or makes a distribution to holders of outstanding Shares in the form of Shares, or combines (by reverse stock split or otherwise) the outstanding Shares into a smaller number of shares, the Exercise Price of the Warrants in effect immediately prior to such event and the number of Shares obtainable upon exercise of Warrants shall be proportionately adjusted so that the Holder of the Warrants thereafter surrendered for exercise shall be entitled to receive after the occurrence of any of the events described the proportionate number of Shares to which the Holder would have been entitled had such Warrant been exercised immediately prior to the occurrence of such event, such adjustment to become effective immediately after the opening of business on the day following the date upon which such subdivision or combination or reclassification, as the case may be, becomes effective.

        D. Liquidation of the Company. In the event of the liquidation, dissolution, or winding up of the Company, a notice thereof shall be sent to the Holder at least 15 days before the record date specified for determining holders of the Shares entitled to receive any distribution upon such liquidation, dissolution, or winding up.

        E. Consolidation of Company. In the case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding shares of the class issuable upon exercise of the Warrants), or in case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Holder of each Warrant then outstanding shall have the right to exercise such Warrant for the purchase of the kind and amount of Shares and other securities and property receivable upon such consolidation, merger, sale, or transfer by a holder of the number of Shares which would have been issuable if the conversion of the Warrants had occurred immediately prior to such consolidation, merger, sale, or transfer.

        F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors shall exercise their reasonable judgment consistent with the fundamental intent of such provisions in making an appropriate adjustment in the Exercise Price and the number of Shares issuable upon exercise of Warrants so as to protect the rights of the Holder of Warrants.

        G. Notices.

        (i) Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

        (ii) The Company shall give written notice to the Holder at least 30 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Shares, (B) with respect to any pro rata subscription offer to holders of Shares, or (C) for determining rights to vote with respect to any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets, dissolution or liquidation.

        (iii) The Company shall also give written notice to the Holder at least 30 days prior to the date on which any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets, dissolution or liquidation shall take place.

       4. Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Shares (the "Purchase Rights"), then the Company shall grant, issue or sell (as the case may be) to the Holder the aggregate Purchase Rights which such Holder would have acquired if such Holder had held the maximum number of Shares issuable upon complete exercise of all Warrants immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of the Shares are to be determined for the grant, issue or sale of such Purchase Rights.

       5. Exchange. Prior to the Exercise Deadline the Holder shall be entitled to exchange this Warrant Certificate with or without other Warrant Certificates for another Warrant Certificate or Warrant Certificates for the same aggregate number of Warrants, without charge to the Holder, upon surrender of this Warrant Certificate at the office of the Company; provided that such certificates may be redistributed to other Holders only in compliance with applicable federal and state securities laws. The date the Company initially issues this Warrant Certificate shall be deemed to be the date of issuance hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant Certificate shall be issued.

       6. Transfer. Prior to the Exercise Deadline the Holder shall be entitled to transfer this Warrant Certificate and all rights hereunder, in whole or in part, without charge to the Holder, upon surrender of this Warrant Certificate, together with an Assignment (in the form attached hereto and incorporated herein by reference) duly executed, at the office of the Company; provided that such transfer is in compliance with applicable federal and state securities laws and the Holder provides documentation of such compliance to the reasonable satisfaction of the Company. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued in accordance with instructions in the assignment.

       7. Replacement Certificates. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Warrants, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

       8. General Provisions:

        A. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Utah without regard to principles of conflicts of law. The parties hereby consent to the jurisdiction of any court of competent jurisdiction in the state of Utah, and consent to venue in Salt Lake County, Utah.

        B. Notices. Any notice or demand required by this Warrant Certificate to be given or made shall be sufficiently given or made if in writing and (i) delivered in person, (ii) transmitted by telecopy, (iii) sent by registered or certified mail, postage prepaid with return receipt requested, or (iv) sent by reputable overnight courier service, fees prepaid, to the parties at their addresses as they appear in this Warrant Certificate. Notices shall be deemed given upon personal delivery, upon receipt of return receipt in the case of delivery by mail, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

        C. Enforcement. The Company shall reimburse or pay, on demand, to or on behalf of the Purchaser the costs and expenses, including reasonable fees and expenses of counsel(s) to the Purchaser, incurred by the Purchaser in connection with the enforcement, whether with or without suit, of this Agreement and any of the Related Documents.

        D. Amendments and Waivers. This Warrant Certificate may be amended or modified only with the written consent of the Holder. No change or modification of this Warrant Certificate shall be valid unless with the written consent of the Holder. Any default may be waived only with the written consent of the Holder.

        E. Descriptive Headings. The descriptive headings of the several Sections and paragraphs of this Warrant Certificate are inserted for convenience only and do not constitute a part of this Warrant Certificate.

        F. Timeliness. The parties agree that time is of the essence for the performance of each and every covenant and the satisfaction of each and every condition contained in this Warrant Certificate.

        G. Execution. A facsimile copy of this Warrant Certificate shall be deemed an original, all with the same full force and effect as though it were an original.

       IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be executed by its duly authorized officers or agents as of the day and year first above written.

                                     e-automate Corporation


                                     By: /s/ Lon D. Price
                                     ------------------------------
                                     Lon Price, President
                                     and Chief Executive
                                     Officer



                                     By: /s/ Kim Green
                                     ------------------------------
                                     Kim Green, Director of Finance
                                     and Corporate Secretary





STATE OF UTAH         )
                : ss.
COUNTY OF SALT LAKE   )

       On June 19, 2000, personally appeared before me Lon Price, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

       WITNESS my hand and official seal.
       /s/ Lynda A. Holbrook
       ----------------------------------
       NOTARY PUBLIC

       My Commission Expires: June 15, 2003
       Residing at: Salt Lake City, Utah 84101

STATE OF UTAH         )
                : ss.
COUNTY OF SALT LAKE   )

       On June 19, 2000, personally appeared before me Kim Green, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

       WITNESS my hand and official seal.
       /s/ Lynda A. Holbrook
       ----------------------------------
       NOTARY PUBLIC

       My Commission Expires: June 15, 2003
	 Residing at: Salt Lake City, Utah 84101

                         ELECTION TO EXERCISE

       The undersigned hereby elects to exercise __________ of the Warrants represented by the Warrant Certificate attached and to purchase the Shares issuable upon the exercise of such Warrants, and requests that certificates for such Shares be issued and delivered to the undersigned as follows:


______________________________________________________________________________
                                 name

______________________________________________________________________________
                     address, including zip code

______________________________________________________________________________
           social security or other tax identifying number

       If the number of Warrants hereby exercised is less than all of the Warrants represented by this Warrant Certificate, the undersigned directs that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered to the undersigned.

       In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $ _______ by certified check or money order payable in United States currency to the order of the Company.

Dated: __________________            Signature________________________________

                                     Name_____________________________________

                                     Address__________________________________
                                     Address

                              ASSIGNMENT


       FOR VALUE RECEIVED, _____________________________ hereby
sells, assigns and transfers all of the rights of the undersigned under the attached Warrant Certificate with respect to the number of the Warrants covered thereby set forth below, unto:

Name of Assignee              Address                  No. of Warrants


______________________________________________________________________________


______________________________________________________________________________


Dated:  ________________________     Signature _______________________________



________________________________
Witness